Exhibit 10.5

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”) is made and entered into by Aspen Aerogels, Inc. (“Aspen” or the “Company”) and Kelley Conte, on behalf of herself, her heirs, executors, administrators, successors and assigns (collectively referred to throughout this Agreement as “Employee,” and, together with Aspen, the “Parties”). The Parties agree that:

1.
Separation of Employment.

(a)
Employee’s employment with Aspen shall terminate on September 5, 2023 (“Effective Termination Date”).

(b)
Employee acknowledges that from and after the Effective Termination Date, Employee shall be deemed to have resigned from all boards of, and any officer or other positions with, the Company Group (as that term is defined below). Notwithstanding the foregoing, such resignation(s) shall not be construed to eliminate or reduce Employee’s entitlements under this Agreement. At the request of the Company, Employee shall execute such other documents as may be necessary to evidence the resignations covered by this Paragraph 1(b). For purposes of this Agreement, “Company Group” means, individually and collectively, Aspen Aerogels, Inc., a company organized under the laws of Delaware, and its direct and indirect subsidiaries and affiliates.

(c)
Regardless of whether Employee signs this Agreement, Employee will be entitled to the following “Accrued Obligations”:

(i)
Employee’s final earned but unpaid wages accrued through the Effective Termination Date, less applicable withholdings, to be paid within thirty (30) days after the Employee’s Effective Termination Date;

(ii)
the monetary equivalent of Employee’s accrued but unused vacation time as of the Effective Termination Date, if any, to be paid within thirty (30) days after the Employee’s Effective Termination Date;

(iii)
any expenses that Employee has properly incurred but that has not been reimbursed as of the Effective Termination Date, provided Employee submits documentation within thirty (30) days after the Effective Termination Date and as otherwise consistent with the Company’s expense reimbursement policy; and

(iv)
in the event that Employee participates in the Company’s health insurance program, the right to continue in such program under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). Employee will receive Employee’s COBRA notice under separate cover. If Employee does not elect COBRA, Employee’s health insurance coverage will cease on the last day of the month of the Effective Termination Date.

(v)
Director’s and officer’s insurance coverage for a period six years after the Effective Termination Date, in accordance, and subject to the terms, conditions and limitations of Section 6(a) of that certain Amended and Restated Executive Employment Agreement dated as of January 1, 2023 (the “Executive Agreement”).

2.
Separation Benefit.

(a)
In consideration for Employee (i) signing and returning this Agreement within twenty-one (21) days of receipt and not revoking this Agreement during the seven (7) day revocation period after it is signed and returned; (ii) complying with the terms of this Agreement;

(iii) waiving all of Employee’s claims (except as provided in this Agreement) and releasing Aspen and certain other parties, all as further described below in this Agreement; and (iv) waiving and releasing any rights or entitlements to severance or similar post-termination payments or benefits, other than those provided in this Agreement, Aspen will provide Employee with the following “Separation Benefit”:

(i)
Pro-Rated Discretionary Annual Bonus. Employee acknowledges that by virtue of Employee’s Effective Termination Date, Employee would not have been eligible for a discretionary bonus under the Aspen Aerogels, Inc. Bonus Plan (“Bonus Plan”) for the 2023 fiscal year. However, as additional consideration, the Company will continue to make Employee eligible for such discretionary bonus (the “Bonus”), determined based on actual achievement of the applicable performance goals for the 2023 fiscal year and pro-rated based upon the Effective Termination Date, and consistent with the other applicable terms and conditions of the Bonus Plan. The Company will pay to Employee the Bonus, if any, in the year following the year to which such Bonus relates when annual bonuses for that year are paid to other executives of the Company generally, but in no case later than March 15, 2024.

3.
Consulting Agreement. Aspen and Employee have executed and delivered simultaneously with this Agreement the Consulting Agreement, a copy of which is attached as Exhibit A (the “Consulting Agreement”), pursuant to which Employee will provide certain services to Aspen beginning immediately following the Effective Termination Date, without a break in Employee’s continuous service.

4.
Additional Employee Covenants. As a condition of entering into this Agreement, Employee hereby expressly represents, acknowledges and agrees that:

(a)
neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees (as that term is defined in Paragraph 7 below) of wrongdoing or evidence of any liability or unlawful conduct of any kind;

(b)
Employee would not receive the Separation Benefit specified in Paragraph 2 above, except for Employee’s execution of this Agreement and the fulfillment of the promises contained in this Agreement;

(c)
as of the date Employee executes this Agreement (the “Execution Date”), Employee has not filed, caused to be filed, or presently is a party to any claim, complaint, charge or lawsuit against Aspen and/or any other Releasees; and Employee has not been retaliated against for reporting any allegations of wrongdoing by Aspen or any of its officers, including any allegations of corporate fraud;

(d)
the Separation Benefit provided to Employee in Paragraph 2(a) above exceed anything of value to which Employee would otherwise be entitled absent this Agreement, and apart from (i) the Accrued Obligations, and (ii) any entitlement to vested and unpaid benefits under any benefit plans, policies, programs or arrangements in which Employee participated as of the Effective Termination Date, Employee is not entitled to any further compensation, including, without limitation, any other wages, commissions, bonuses, severance, paid time off, holiday pay, or any other form of compensation or benefit;

(e)
Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws, and Employee has no known workplace injuries or occupational diseases;

(f)
during the course of Employee’s employment with the Company, Employee had access to Confidential Information (as that term is defined below) relating to the Company Group’s business affairs that is not generally known by persons not employed by the Company and that could not easily be determined or learned by someone outside of the Company, and Employee agrees that Employee shall not disclose or use such Confidential Information at any time in the future, except as may be required by law, court order or subpoena, and Employee will abide by any and all common law and/or statutory obligations relating to protection and non- disclosure of the Company’s Confidential Information. “Confidential Information” means information disclosed to Employee or to which Employee had access that includes, but is not limited to, trade secrets and confidential and proprietary information of the Company Group, or any information provided to the Employee or the Company under an obligation of confidentiality to a third party, or any confidential, trade secret, or proprietary information acquired by the Company from others with whom the Company or any affiliate has a business relationship, whether in written, oral, electronic or other form, including, but not limited to (i) trade secrets, inventions, mask works, ideas, processes, algorithms, formulae, software in source or object code, data programs, other works of authorship, know-how, improvements, technology direction, product or technology development methodology, technology assessment, experimental procedures, results, process development, product plans, development plans, testing procedures, quality control and testing processes, discoveries, developments, designs and techniques, any other proprietary technology and all Inventions (as defined in Section 3); (ii) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, margins, discounts, credit terms, pricing and billing policies, quoting procedures, methods of obtaining business, forecasts, future plans and potential strategies, financial projections and business strategies, operational plans, financing and capital-raising plans, activities and agreements, internal services and operational manuals, methods of conducting Company business, suppliers and supplier information, sales techniques and strategies, training methods and materials, and purchasing; (iii) information regarding customers and potential customers of the Company, including customer lists, names, representatives, their needs or desires with respect to the types of products or services offered by the Company, proposals, bids, contracts and their contents and parties, the type and quantity of products and services provided or sought to be provided to customers and potential customers of

Company and other non-public information relating to customers and potential customers; (iv)

information regarding any of the Company’s business partners and its services, including names, representatives, proposals, bids, contracts and their contents and parties, the type and quantity of products and services received by the Company, and other non-public information relating to business partners; (v) information regarding personnel, employee lists, compensation, and employee skills; (vi) any other non-public information which a competitor of the Company could use to the competitive disadvantage of the Company; and (vii) any other scientific, technical or trade secrets of the Company or of any third party provided to the Employee or the Company under a condition of confidentiality, provided that Confidential Information shall not include information that was (a) known to the Employee prior to joining the Company, (b) general industry knowledge,

(c) required to be disclosed by Employee in connection with a judicial, special or arbitral proceeding or pursuant to court order or subpoena, (d) is in the public domain other than through any fault or act by the Employee, or (e) is approved for release with the Company’s written authorization;

(g)
the term “trade secrets” as used in this Agreement shall be given its broadest possible interpretation under applicable law and shall mean all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing that (i) the Company has taken reasonable measures to keep secret, and that (ii) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, another person who can obtain economic value from the disclosure or use of the information;

(h)
by executing this Agreement, Employee has been notified by this writing, in accordance with the Defend Trade Secrets Act of 2016, that (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (ii) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order;

(i)
Employee (i) has, as of the Execution Date, not used or disclosed any Confidential Information of the Company Group except as required in connection with the performance of Employee’s job duties and as otherwise authorized by the Company; (ii) has, as of the Execution Date, returned all of the Company Group’s property, equipment, documents, and/or any Confidential Information in Employee’s possession or control, including, but not limited to, products, materials, memoranda, notes, records, reports, drawings, specifications, devices, formulas, or other documents or copies thereof; and (iii) hereby consents and authorizes the Company to deduct as an offset from the above-referenced severance payments the value of any

Company Group property not returned or returned in a damaged condition as well as any monies paid by the Company on Employee’s behalf;

(j)
in consideration for the severance pay and other benefits offered under this Agreement, and except as otherwise prohibited by applicable law, Employee will not disparage or criticize the Company Group, or cause or assist any third party to disparage or criticize the Company Group, or issue any communication, written or otherwise, or cause or assist any third party to issue any communication, written or otherwise, that reflects adversely on or that encourages any adverse action against the Company Group, including but not limited to any statement to or response to an inquiry by any member of the press or media, whether written, verbal, electronic, or otherwise;

(k)
Employee will not disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Employee’s spouse/domestic partner, tax advisor, and/or an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Agreement, such facts as are publicly disclosed by the Company in a filing with the Securities and Exchange Commission;

(l)
Employee acknowledges that all original works of authorship that were made by Employee (solely or jointly with others) within the scope of the Employee’s employment or which relate to the business of the Company or a Company affiliate and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. § 101). Employee hereby assigns to the Company or its designee all of the Employee’s right, title and interest in and to all of the foregoing. Following the Effective Termination Date, Employee agrees to promptly inform and disclose all Inventions (as defined below) to the Company in writing, to assign all Inventions to the Company, to provide all assistance reasonably requested by the Company to preserve its interests in the Inventions (such as by executing assignments and other documents, testifying, etc.), such assistance to be provided at the Company’s expense but without additional compensation to Employee. All ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, laboratory notebooks, formulae, data, protocols, writings, specifications, sound recordings, and pictorial and graphical representations; the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (“Copyright”); and all paternity, integrity, disclosure, modification, withdrawal, special and any other similar rights recognized by the laws of any jurisdiction or country as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”) shall be collectively referred to herein as “Inventions”;

(m)
At any time after Employee’s employment with the Company, Employee shall fully cooperate with the Company and its attorneys and agents in securing and protecting the Company’s rights to Inventions, including but not limited to the preparation and filing of all papers and other documents as may be required to perfect the Company’s rights in and to any of such Inventions, and joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights with respect to any such Inventions in the United States and in any and all other countries, provided that the Company shall bear the expense of such proceedings, and that any patent or other legal right so issued to Employee personally shall be assigned by Employee to the

Company or its designee without charge by Employee. If the Company is unable, after reasonable effort, to secure Employee’s signature on any such papers and/or other documents, Employee hereby irrevocably designates and appoints each officer of the Company as Employee’s agent and attorney-in-fact to execute any such papers on Employee’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Invention;

(n)
Employee will voluntarily cooperate with the Company in connection with any pending or future litigation, administrative proceeding, intellectual property proceeding, or other proceeding or other matter which may be filed against or by the Company with any agency, court, or other tribunal and concerning or relating to any matter falling within Employee’s knowledge or former area of responsibility. Employee will provide reasonable assistance and completely truthful testimony in such matters including, without limitation, facilitating and assisting in the preparation of any underlying defense, responding to discovery requests, preparing for and attending deposition(s) as well as appearing in court to provide truthful testimony. Such cooperation shall include appearing from time to time at the offices of the Company or its affiliates or their counsel for conferences and interviews and in general providing the officers of the Company and its affiliates and their counsel with the full benefit of Employee’s knowledge with respect to any such matter. Employee shall render such cooperation in a timely fashion and at such times as the Company may determine is reasonably necessary with respect to the applicable matter. The Company agrees to reimburse Employee for all reasonable out of pocket expenses incurred at the request of the Company associated with such assistance and testimony; and

(o)
material to the inducement for the Company to enter this Agreement are the covenants set forth in this Paragraph 4, and that if Employee breaches or threatens to breach any of covenants set forth in this Paragraph 4, it will cause the Company substantial and irreparable injury to the Company, and therefore, in the event of a breach or threatened breach by Employee of any of these covenants, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available restraining Employee from such breach or threatened breach; provided, however, that the right to apply for such relief shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, and further, without limiting the foregoing, the Company shall be entitled to recover the net amounts of any payments to Employee under Paragraph 2 of this Agreement.

(p)
Employee acknowledges and agrees that she shall remain subject to the terms and conditions of the Company’s Compensation Recoupment Policy following the termination of her employment and during and following the Term of the Consulting Agreement to the extent provided in the Compensation Recoupment Policy.

5.
Waiver of Covenant Not-To-Compete and Continuation of Other Existing Restrictive Covenants. Sections 7 through 11 of the Executive Agreement contain certain restrictive covenants, generally applicable during and after the term of Employee’s employment with Aspen, including covenants regarding non-disclosure of confidential information, non- competition (the “Covenant Not-To-Compete”, as defined in Section 8(c) of the Executive Agreement), non-solicitation and non-disparagement (collectively, the “Restrictive Covenants”).

Notwithstanding the foregoing, and in its discretion as provided pursuant to Section 8(c) of the Executive Agreement, the Company has chosen not to enforce the Covenant Not-To-Compete and hereby waives any right to enforce the Covenant Not-To-Compete. Accordingly, Employee acknowledges and agrees that Employee shall have no right to receive any “Special Consideration” as defined in Section 8(e) of the Executive Agreement. Further, Employee acknowledges and agrees that Employee is bound by and will comply with the terms of the Restrictive Covenants as set out in the Executive Agreement, other than the Covenant Not-To-Compete, which Restrictive Covenants by their terms survive the termination of Employee’s employment with Aspen.

6.
Limitation; Protected Rights. Notwithstanding the foregoing, nothing in this Agreement prohibits or otherwise restricts Employee from (1) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a Government Agency, including without limitation, with respect to any unfair labor practice charge; (2) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Employee may be entitled; (3) discussing or disclosing information about unlawful acts in or related to the workplace, including, but not limited to discrimination, harassment, sexual assault, retaliation, wage and hour violations, conduct that is against a clear mandate of public policy, or any other conduct Employee has reason to believe is unlawful; (4) engaging in protected activities under Section 7 of the National Labor Relations Act (“NLRA”), including filing unfair labor practice charges, assisting Company employees in filing unfair labor practice charges, discussing the improvement of terms and conditions of employment (including regarding the terms of this Agreement) with former and current Company employees or union representatives or other third parties for the purpose of engaging in concerted activity under Section 7 of the NLRA; or (5) making any necessary disclosures as otherwise required by law.

7.
Release of Claims.

(a)
General Release of Claims. Employee knowingly and voluntarily releases and forever discharges Aspen, its parent corporation, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and its current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and its employee benefit plans and programs and their administrators and fiduciaries (each a “Releasee” and collectively the “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the Execution Date, including, but not limited to, any claims related to the Employee’s employment or termination of employment. This release includes, but is not limited to, the following: Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; The Americans with Disabilities Act of 1990; The Americans with Disabilities Act Amendments Act of 2008; Genetic Information Nondiscrimination Act of 2008; The Age Discrimination in Employment Act of 1967; The Older Workers Benefit Protection Act of 1990; The Rehabilitation Act of 1973; The Equal Pay Act of 1963; The Worker Adjustment and Retraining Notification Act of 1988; The Family and Medical Leave Act of 1993; The Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan); The Immigration Reform and Control Act of 1986; The Fair Credit Reporting Act of 1970; The Massachusetts Fair Employment Practices Statute; The Massachusetts Equal Rights Act; The Massachusetts Civil Rights Act; The

Massachusetts Privacy Statute; The Massachusetts Sexual Harassment Statute; The Massachusetts Wage Act; The Massachusetts Minimum Fair Wages Act; The Massachusetts Equal Pay Act; The Massachusetts Paid Family and Medical Leave Law; any and all state or local laws addressing matters similar to those addressed by the foregoing federal and state laws; any other federal, state or local law, rule, regulation, or ordinance; any public policy, contract claim, tort, or common law; and any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters. This release covers both claims Employee knows about and those Employee may not know about, and is binding upon Employee and Employee’s successors, assigns and heirs. Employee also represents that Employee has not pledged, given or sold any portion of any claim discussed in this Agreement to anyone else. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Aspen or any other Releasee identified in this Agreement is a party.

(b)
Covenant Not to Sue. Except as otherwise provided below, Employee further agrees and covenants not to sue any Releasee with respect to any released claims, demands, liabilities or obligations released by this Agreement. If Employee breaks Employee’s promise in this Paragraph 7 and files a complaint or lawsuit based on legal claims Employee has released, Employee will pay for all reasonable costs incurred by the Company, any related or affiliated entities or the employees, agents, representatives, shareholders or directors of any of them, including reasonable attorneys’ fees, in defending against Employee’s claim. Notwithstanding the foregoing, this Paragraph 7 does not:

(i)
release the Company from (1) any obligations expressly set forth in this Agreement or (2) any other claim that Employee cannot waive as a matter of law;

(ii)
prohibit or restrict Employee from filing or limit Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission or a state or local equivalent, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Department of Justice, the U.S. Securities and Exchange Commission or any other U.S. federal, state or local governmental agency or commission that has applicable jurisdiction to regulate the Company (each a “Government Agency”); or

(iii)
prohibit or restrict Employee from communicating with, providing documents or other relevant information to, or otherwise cooperating with any Government Agency, the U.S. Congress, and any agency inspector general, law enforcement or any attorney Employee retains, including, but not limited to, responding to any inquiry, including an inquiry about the existence of this Agreement, its release or its underlying facts, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Company acknowledges and agrees that Employee does not need the prior authorization of the Company to make any such reports or disclosures and Employee is not required to notify the Company that Employee may make or has made such reports or disclosures.
(c)
Waiver of Right to Recover in Administrative Action. Notwithstanding the foregoing Paragraph 7(b), Employee acknowledges and agrees that with Employee’s release of claims in this Agreement, Employee has waived any right Employee may have to recover monetary or other personal relief in any proceeding based in whole or in part on claims released by Employee in this Agreement. For example, Employee waives any right to monetary damages or reinstatement if an administrative charge is brought against the Company whether by Employee, a Government Agency, or any other person or entity, including but not limited to any federal, state, or local agency. Further, with Employee's release of claims in this Agreement, Employee specifically assigns to the Company Employee's right to any recovery arising from any such proceeding, provided however, that nothing in this Paragraph 7(c) limits Employee’s right to receive an award for information provided to any Government Agency.

(d)
Waiver is Knowing and Voluntary. Because Employee is over the age of 40 and consistent with the provisions of the Older Workers Benefits Protection Act, Employee understands and agrees that: (i) this is the full and final release of all claims against the Releasees through the date Employee signs this Agreement; (ii) Employee knowingly and voluntarily releases claims hereunder for valuable consideration; (iii) Employee hereby is and has been advised of Employee’s right to have an attorney review this Agreement (at Employee’s cost) before signing it; (iv) Employee has twenty-one (21) days to consider whether to sign this Agreement;

(v) Employee may, at Employee’s sole option, revoke Employee’s assent to this Agreement within seven (7) days after signing it, upon return of the written notice included as Exhibit B to this Agreement by delivering it, via first class mail and e-mail, to:

Virginia H. Johnson

Chief Legal Officer, General Counsel & Corporate Secretary Aspen Aerogels, Inc.

26 Forest Street, Suite 200

Marlborough, MA 01752

E-mail: gjohnson@aerogel.com

(vi) this Agreement will not become effective until this 7-day period has expired and will be void if Employee revokes it within such period; and (vii) the eighth (8th) day following Employee’s signing of this Agreement is the “Effective Date” of this Agreement.

(e)
Employee acknowledges that any obligation of the Company to provide Employee with the Separation Benefit under this Agreement and any other consideration set forth in this Agreement is expressly conditioned on Employee’s execution of this Agreement within twenty-one (21) days of the date the Company provides Employee with this Agreement without revocation.
8.
Section 409A. It is intended that payments and benefits made or provided to Employee under this Agreement shall comply with Section 409A of the Internal Revenue Code of 1986 (as amended) (the “Code”) or an exemption to Section 409A of the Code. Employee acknowledges and agrees, however, that the Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including, without limitation, to consequences related to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying the exclusion under Section 409A of the Code for short-term deferral amounts, the separation pay exception or any other exception or exclusion under Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, if the period during which Employee may review and revoke this Agreement begins in one calendar year and ends in a second calendar year, the Separation Benefit will begin to be paid in the second calendar year, with the first such payment including a catch-up payment (if any) to cover any amounts that would otherwise have been paid during the prior calendar year.

9.
Miscellaneous.

(a)
Governing Law and Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

(b)
Waiver. The failure of the Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or of the Company’s right to seek enforcement of such provision in the future.

(c)
Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect, provided however, that if the Release in Paragraph 7(a) or any portion of such Release in Paragraph 7(a) is found unenforceable, this Agreement shall be null and void.

(d)
Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

(e)
Costs and Attorneys’ Fees. If Employee breaches any aspect of this Agreement, Aspen shall be entitled to recover from Employee its reasonable costs and attorneys’ fees in pursuing the enforcement of this Agreement.

(f)
Execution of the Agreement. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. No party to this Agreement shall be bound until such time as each party hereto has executed this Agreement. A facsimile or PDF copy of this Agreement (or DocuSign or similar electronic signature application), including the signature pages hereto, shall be deemed to be an original.
(g)
Integration. This Agreement sets forth the entire agreement between the Parties and fully supersedes any prior agreements or understandings between the Parties in relation to the subject matter hereof, (i) except as otherwise set forth in this Agreement; and (ii) except it expressly does not supersede the Restrictive Covenants contained in the Executive Agreement other than the Covenant Not-To-Compete, which Restrictive Covenants shall remain in full force and effect in accordance with their terms. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement.

EMPLOYEE ACKNOWLEDGES THAT THE COMPANY PROVIDED EMPLOYEE WITH A COPY OF THIS AGREEMENT ON SEPTEMBER 5, 2023.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY- ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT, WHICH MEANS EMPLOYEE MAY EXECUTE THIS AGREEMENT ANY TIME UNTIL AND THROUGH SEPTEMBER 26, 2023 AND ABSENT SUCH EXECUTION, THIS AGREEMENT WILL BECOME NULL AND VOID.

EMPLOYEE ACKNOWLEDGES AND AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO PRIOR VERSIONS OF THIS AGREEMENT DID NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES. NEITHER ASPEN NOR ITS AGENTS, REPRESENTATIVES OR ATTORNEYS, MADE ANY REPRESENTATIONS CONCERNING THE TERMS OF THIS AGREEMENT OTHER THAN THOSE CONTAINED HEREIN.

(Signature Page Follows)

The Parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

EMPLOYEE		COMPANY
Kelley Conte		Aspen Aerogels, Inc.

By:	/s/ Kelley Conte	By:	/s/ Donald Young
Name:	Kelley Conte	Name:	Donald Young
Date:	August 21, 2023	Date:	August 20, 2023

Return Address for Signed Agreement

Virginia H. Johnson

Chief Legal Officer, General Counsel & Corporate Secretary Aspen Aerogels, Inc.

26 Forest Street, Suite 200

Marlborough, MA 01752

E-mail: gjohnson@aerogel.com

EXHIBIT A

CONSULTING AGREEMENT

EXHIBIT B

NOTICE TO REVOKE CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT DATE:

Virginia H. Johnson

Chief Legal Officer, General Counsel & Corporate Secretary Aspen Aerogels, Inc.

26 Forest Street, Suite 200

Marlborough, MA 01752

E-mail: gjohnson@aerogel.com

Re: Seven Day Notice To Revoke

Dear Ms. Johnson:

I hereby exercise my right to revoke the CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT executed and delivered to you. I understand this revocation must be signed and delivered to Virginia Johnson within seven (7) calendar days from the date the CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT was signed by me.

Very truly yours,

By:
Name:
Date: